UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
December 20, 2016

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the boards of directors of Bank of Commerce Holdings (the “Company”) and its wholly owned subsidiary Redding Bank of Commerce (the “Bank,” and together with the Company, “BOCH”) approved employment agreements for certain of BOCH’s executive officers, and the board of directors of the Company approved and adopted certain policies and a set of guidelines as part of the Company’s ongoing corporate governance program.

The terms of the agreements are for three (3) years, each agreement replaces a similar agreement under which each executive is currently employed, and each agreement will be effective on January 6, 2017. Certain material terms of the agreements are described below. Such summary does not purport to include all of the provisions of the agreements and is qualified in its entirety by reference to the employment agreements filed herewith as Exhibits 10.1 through 10.5. All capitalized terms used but not defined herein have the meanings ascribed to them in the respective agreements.

Randall S. Eslick. Mr. Eslick is the President and Chief Executive Officer of BOCH. The employment agreement provides for an annual base salary of $415,000, with subsequent increases subject to the discretion of BOCH’s Executive Compensation Committee. Mr. Eslick is eligible to receive (i) an annual bonus pursuant to BOCH’s short-term incentive program and (ii) an annual equity award pursuant to BOCH’s long-term incentive program. Mr. Eslick (iii) is entitled to participate in employee benefits and plans for which he may be eligible, and he will receive (iv) certain perquisites including a company automobile and reimbursement of reasonable country club dues, (v) health and life insurance benefits, subject to eligibility requirements, and (vi) paid vacation.

Mr. Eslick’s employment agreement provides that if his employment is terminated for Cause, or for other specified reasons, he shall not be entitled to any severance pay.

If Mr. Eslick’s employment is terminated for Good Reason, or for other specified reasons, he shall be entitled to severance pay in an amount equal to one times (1.0x) his then Total Compensation Package plus any accrued incentive awards and vacation accrued to, but not taken, as of the date of the termination, to be paid in one lump sum.

In the event there is a Change in Control, and Mr. Eslick’s employment is terminated by himself for Good Reason or by BOCH without Cause, in each case within twelve (12) months either (a) after Mr. Eslick’s employment has terminated or (b) following a change in control, Mr. Eslick shall be entitled to be paid, in a single lump sum, severance equal to two times (2.0x) his then Total Compensation Package as of the date of his termination, provided; that, in the event his employment has terminated and he has been paid a severance benefit, such change in control benefit shall be reduced by the amount of the severance benefit previously paid.

In the event of termination for a reason other than a change in control, Mr. Eslick is prohibited from soliciting the Bank’s clients for a period of one year. The agreement further provides that Mr. Eslick’s compensation is subject to recoupment or clawback under any applicable BOCH policy or as required by law, and payments to be received by Mr. Eslick will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code.

James A. Sundquist. Mr. Sundquist is the Executive Vice President and Chief Financial Officer of BOCH. Except as set forth below, the employment agreement for Mr. Sundquist is substantially the same as the agreement for Mr. Eslick.

The employment agreement provides for an annual base salary of $265,000. In the event there is a Change in Control, and Mr. Sundquist’s employment is terminated by himself for Good Reason or by BOCH without Cause, in each case within twelve (12) months either (a) after Mr. Sundquist’s employment has terminated or (b) following a change in control, Mr. Sundquist shall be entitled to be paid, in a single lump sum, severance equal to two (2) years’ salary at that salary rate being paid to Mr. Sundquist as of the date of his termination together with an amount equal to one times (1.0x) the average of the Annual Bonus paid to Mr. Sundquist for services during the preceding three (3) calendar years (or his period of employment, if less than three (3) years), provided; that, in the event his employment has terminated and he has been paid a severance benefit, such change in control benefit shall be reduced by the amount of the severance benefit previously paid.

Samuel D. Jimenez. Mr. Jimenez is the Executive Vice President and Chief Operating Officer of BOCH. Except as set forth below, the employment agreement for Mr. Jimenez is substantially the same as the agreement for Mr. Sundquist.

The employment agreement provides for an annual base salary of $280,000. Mr. Jimenez will receive a monthly automobile allowance in lieu of being provided with an automobile.

Robert H. Muttera. Mr. Muttera is the Executive Vice President and Chief Credit Officer of BOCH. Except as set forth below, the employment agreement for Mr. Muttera is substantially the same as the agreement for Mr. Sundquist.

The employment agreement provides for an annual base salary of $250,000.

Robert J. O’Neil. Mr. O’Neil is the Senior Vice President and Chief Credit Administrator of BOCH. Except as set forth below, the employment agreement for Mr. O’Neil is substantially the same as the agreement for Mr. Eslick.

The employment agreement provides for an annual base salary of $210,000. Mr. O’Neil will receive a monthly automobile allowance in lieu of being provided with an automobile.

In the event there is a Change in Control, and Mr. O’Neil’s employment is terminated by himself for Good Reason or by BOCH without Cause, in each case within twelve (12) months either (a) after Mr. O’Neil’s employment has terminated or (b) following a change in control, Mr. O’Neil shall be entitled to be paid, in a single lump sum, severance equal to one times (1.0x) his then Total Compensation Package as of the date of his termination, provided; that, in the event his employment has terminated and he has been paid a severance benefit, such change in control benefit shall be reduced by the amount of the severance benefit previously paid.

The foregoing description of the employment agreements does not purport to summarize all of the provisions of the documents and is qualified in its entirety by reference to the employment agreements, which are attached as Exhibits 10.1 through 10.5 to this report and which are incorporated in their entirety by reference.

Item 8.01 Other Events

At the December 20, 2016 meeting of the board of directors of the Company, certain policies and a set of guidelines were approved and adopted as part of the Company’s ongoing corporate governance program. The policies and guidelines include the following: (i) Anti-Hedging Policy, (ii) Anti-Pledging and Margin Account Policy, (iii) Clawback Policy, and (iv) Director and Executive Officer Stock Ownership and Retention Guidelines.

Reference is made to the policy and guidelines documents, which are attached as Exhibits 10.6 through 10.9 to this report and which are incorporated in their entirety by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement with Randall S. Eslick dated December 20, 2016.
10.2	Employment Agreement with James A. Sundquist dated December 20, 2016.
10.3	Employment Agreement with Samuel D. Jimenez dated December 20, 2016.
10.4	Employment Agreement with Robert H. Muttera dated December 20, 2016.
10.5	Employment Agreement with Robert J. O’Neil dated December 20, 2016.
10.6	Anti-Hedging Policy.
10.7	Anti-Pledging and Margin Account Policy.
10.8	Clawback Policy.
10.9	Director and Executive Officer Stock Ownership and Retention Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2016
/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President - Chief Financial Officer

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